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DISTRIBUTION CONTRACT

July 30, 2008

Contract No.: 860172

Entered into by and between

CEEG (Shanghai) Solar Science Technology Co., Ltd. (CEEG SST)
4H, No. 2272 Hongqiao Rd
Hongqiao Business Center
Shang Hai, P.R.China
Tel: (+86)21-62376999
Fax: (+86)21-62377038
(Hereinafter referred to as the "PRINCIPAL" or "CEEG SST")

And

Sunvalley Solar, Inc
398 Lemon Creek Rd. Suite A
Walnut. CA91788, USA
Tel: + 1-626-991-6898
(Hereinafter referred to as the "DISTRIBUTOR" or "SSI")

PRINCIPAL AND DISTRIBUTOR will be called as the "Party" individually and "Parties" collectively hereunder.

Recitals

The PRINCIPAL is registered under Business Act of China and manufactures crystalline pholovoltaic modules at its wholly-owned manufacturing plants in P. R. China in the brand name of "CEEG Solar Science Technology" or "CEEG SST".

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The DISTRIBUTOR is registered under Federal Act of USA in California and is the solar power technology and system design and integration company active in the photovoltaic market. Among other business activities, the DISTRIBUTOR distributes solar equipments including solar module and carries out various solar system integration projects in USA market.

The DISTRIBUTOR desires to act as a preferred DISTRIBUTOR of PRINCIPAL's Mono/Poly Crystalline PV Modules (hereinafter referred to as "Module" or "Modules" or "Products") throughout States in USA and promote the sale of Products from the PRINCIPAL in USA.

The PRINCIPAL desires to deliver and sell said Modules to the DISTRIBUTOR and provide sales aids to the DISTRIBUTOR.

NOW, THEREFORE, the Parties agree as follows:

I. Territory

The PRINCIPAL grants a nonexclusive distribution right to the DISTRIBUTOR to distribute the Products in the United States of America. The PRINCIPAL also grants more support to DISTRIBUTOR within States of Nevada, Texas and Arizona in the United States of America.

II. Type and Quantity of Modules, Prices, Delivery Time

Each detailed transaction will be arranged by the PRINCIPAL and DISTRIBUTOR through a specific purchase order including Types and quantities of the Modules which the DISTRIBUTOR needs, together with the applicable specification, the prices, and the desired time of delivery after reached agreement by Parties. But the stipulations set forth in this Contract apply in case of any contradiction with the said purchase orders.

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All orders from DISTRIBUTOR are subject to approval and final acceptance by PRINCIPAL. Price shall be set quarterly and revised from time to time by PRINCIPAL at its sale discretion. For non-standard Products which are sold to DISTRIBUTOR for resale, the price shall be quoted to DISTRIBUTOR at time of inquiry, provided that the inquiry is within thirty (30) calendar days of order entry.

The PRINCIPAL shall provide some dummy modules or small size modules of same product and other marketing materials to the DISTRIBUTOR for marketing purpose.

III. Labeling

1. The Product labels and trademarks of each Module shall state the PRINCIPAL's name, each Module's serial number, indicate the nominal output as well as current and voltage characteristics at standard test conditions (STC) of the type of Module concerned and bear a clear warning against hazardous behavior.

2. The DISTRIBUTOR shall not, without the prior written consent of the PRINCIPAL, alter or make any addition to the labeling or packaging of the Products displaying the Trade Marks, and shall not alter, deface or remove in any manner any reference to the Trade Marks, any reference to the PRINCIPAL or any other name attached or affixed to the Products or their packaging or labeling.

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IV. Port of Shipment/Port of Destination

The port of shipment shall be Shanghai, P.R. China or any other Chinese ports determined by the PRINCIPAL from time to time.

The port of destination will be the major USA ports. The DISTRIBUTOR shall timely notify the PRINCIPAL of the port of destination for every single shipment.

V. Packing/Shipping Mark

1. The packing shall be in accordance with the international packing standards (no wood package, for example) and suitable for long distance ocean shipping freight transportation and shall be well protected against moisture and shocks as well as disinfected. The well-packed PV-modules shall be shipped in containers. The relevant service and operation instructions shall be enclosed.

2. The PRINCIPAL shall mark on each package with fadeless paint tne package number, gross weight, net weight, measurement of the package as well as of each single Module, the serial number and wattage of each single Module in the package concerned, the name of the Module type, the port of destination and the wordings or imaged indications representing: “Keep Away from Moisture”, “Handle with Care” etc.

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VI. TITLE AND RISK OF LOSS/INSURANCE

1. Risks of loss or damage, as well as any additional costs due to events occurring after the time of delivery shall pass to the DISTRIBUTOR on delivery in accordance with C.I.F. Incoterms 2000.

2. The PRINCIPAL also has to procure marine insurance against the DISTRIBUTOR's risk of loss of or damage to the Products during the carriage only on minimum insurance coverage in accordance with C.I.F Incoterms 2000.

3. The DISTRIBUTOR shall at its own cost maintain insurance coverage against all risks which would normally be insured against by a prudent businessman in respect of products supplied to it commencing from the time when the Products surpass the rail of the carrying vessel and extending until such time as title in the Products passes to the DISTRIBUTOR in accordance with Par.1 above.

VII. Price and Terms of Payment

1. The price for each individual transaction shall be fixed through negotiations between PRINCIPAL and DISTRIBUTOR, and subject to PRINCIPAL's final confirmation. All invoices shall be in U.S. Dollars. To the extent that there is any conflict between the terms and conditions of this Agreement and of any invoices, the terms of this Agreement shall apply. In the event that market conditions change. the Parties shall review the PRINCIPAL's prices and make reasonable adjustments to allow the DISTRIBUTOR to maintain its competitive position in the market. Notwithstanding the foregoing, all price increases shall be effective upon a minimum of one (1) month's written notice.

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3. The PRINCIPAL shall grant the DISTRIBUTOR fifty (50) days payment term from the date that the goods has been delivered to the destination port, at which time payment shall be due and payable from the DISTRIBUTOR to the PRINCIPAL.

VIII. Documents

The PRINCIPAL shall send the following documents immediately to the DISTRIBUTOR via an international bank for the respective shipment.

1. Full set (including 3 originals) of shipped on board Bill of Ladings made out to this Contract and blank endorsed and consigned to the DISTRIBUTOR, marked "Freight Prepaid".

2. Signed Commercial Invoice in 2 originals indicating contract number issued by the PRINCIPAL. Packing list (including 3 originals) with indication of weights, measurements and quantity issued by the PRINCIPAL.

3. Flash reports stating the Module type, serial number, Isc, Voc, Imp, Vmp, Pmax by Fax or E-mail to DISTRIBUTOR.

Within 5 working days after receiving the shipping documents from the PRINCIPAL's shipping forwarder, the PRINCIPAL has to fax or e-mail or courier one copy of the Bill of Lading and one copy of the Commercial Invoice to the DISTRIBUTOR. The number of the documents and their contents shall be complete and correct. If the DISTRIBUTOR fails to pass the customs and to take over the Products in time due to the PRINCIPAL not having provided the documents as specified above, all losses caused by the PRINCIPAL's fault shall be borne by the PRINCIPAL.

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IX. Shipments

C.I.F. USA port (Incoterms 2000).

Unless otherwise agreed in writing between the Parties, Cost Insurance and Freight Incoterms 2000 shall apply to this Contract. If there is any conflict between such Incoterms and the terms of this Contract then the terms of this Contract shall prevail.

The particulars of the shipment including the name of the vessel, date, quantity and value of shipment are to be e-mailed or faxed to the DISTRIBUTOR within 2 working days after such information received from the PRINCIPAL's shipping forwarder so that the DISTRIBUTOR can arrange for the Customs Clearance.

X. Warranties

PRINCIPAL's warranties:

1.       The PRINCIPAL guarantees that the products shall be made of qualified materials with first class workmanship, that they shall be brand new and unused and that they shall comply in all respects with the quality and specification stipulated in this Contract including its attachments and that they shall be in conformity with the relevant technical data.

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2. The PRINCIPAL guarantees that the Modules are manufactured according to UL 1703 standards.

3. Furthermore, the PRINCIPAL shall issue a written warranty for his products with the following content:

(1)     A Product Quality Warranty stating that the Products shall be free from defects in material and workmanship for Five years. If, within 60 months counting from the date of receipt of the Product at destination, damages or defects occur in the course of operation because of inferior quality, bad workmanship or the use of inferior materials in the manufacturing process, the PRINCIPAL shall, upon notice by the DISTRIBUTOR with authentic and sufficient evidence, immediately repair, replace, or make adjustments to the default products.

(2)     A Power Performance Warranty stating that the power degradation of the Products' originally rated power as determined under Standard Test Conditions (1000W/m2, 25'C cell temperature, AM=1.5) shall not be greater than 10% within 10 years and 20% within 25 years, 10%, 25, 20%.

4. This warranty shall lead to the consequence that:

(1) if, within 60 months counting from the date of receipt of the Product at destination, damages or defects occur in the course of Operation because of inferior quality, bad workmanship or the use of inferior materials in the manufacturing process, the PRINCIPAL shall, upon notice by the DISTRIBUTOR with authentic and sufficient evidence, immediately repair, replace the defective Products. Costs for transportation of the default and replacing modules and installation costs shall be borne by the PRINCIPAL.

(2) if it is determined that under Standard Test Conditions (STC, 1000 W/m2, 25ºC, AM=1.5) Products supplied by the PRINCIPAL to the DISTRIBUTOR do not meet the warranted percentage of its specified power output during the warranty term, the PRINCIPAL shall execute the remedy as stipulated in its warranty statement.

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5. Warranties shall not cover damages, malfunctions or service failures caused by:

- Errors made during installation, operation or maintenance,

- Abuse or misuse,

- Actions of third parties and other events or accidents outside the reasonable control and not arising under normal operating conditions.

Where inspection of the defective product indicates with sufficient evidence of improper installation, operation or maintenance, the DISTRIBUTOR shall reimburse PRINCIPAL its costs for the replacement or repaired the Product including costs of examination.

DISTRIBUTOR'S Warranties:

1. DISTRIBUTOR guarantees that it will actively and diligently promote the sale of the Products in USA during the Term of this Contract. The PRINCIPAL should make effort to refer sales leads in the States of Nevada, Texas and Arizona less than one MW in size to the distributor and consult the distributor for sales leads larger than one MW. The PRINCIPAL should refer to DISTRIBUTOR inquiries in the States of Nevada, Texas and Arizona less than one MW in size.

2. DISTRIBUTOR warrants that it will undertake to orders for the Products during the effective period of this Contract for not less than 3, 000,000 Watts.

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3. DISTRIBUTOR warrants that it will promote in USA the PRINCIPAL's brand names and the Products during the Term hereof. DISTRIBUTOR agrees to notify PRINCIPAL of any leads of interest granted for any Product.

4. The DISTRIBUTOR guarantees that:

i. It shall not conduct any reverse engineering activities upon the Products and shall be liable for any infringement in relevant to any Intellectual Property Right owned by the PRINCIPAL thereof.

ii. It shall take full responsibility to paste any trademark, mark, slogan, company name or whatever any other mark upon the Products except those of the PRINCIPAL's. And the PRINCIPAL should be exempted from any disputes relating to aforesaid marks.

XI. Effective Date, Duration, Termination

1. This Contract shall come into effect after both Parties have signed it ("Effective date"). and shall initially remain in effect until December 31st, 2010 ("Expiration Date. This Contract shall be extended upon expiration for another calendar year unless DISTRIBUTOR does not meet the minimum distribution goals as defined in Exhibit I ("Minimum Turnover"), or the two parties cannot agree on the minimum distribution goals for the next year, or previously terminated by either party for any other reason upon not less than thirty (30) calendar days prior written notice to the other party, with a six (6) month probation, or the Parties agree on an extension prior to the Expiration Date.

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2. If the DISTRIBUTOR becomes insolvent or bankrupt or breaches a provision of this Contract and does not commence to remedy such breach within thirty (30) calendar days of written notice by the PRINCIPAL, the PRINCIPAL may terminate this Contract in whole or in part effective thirty (30) calendar days after said notice was given. If the PRINCIPAL becomes bankrupt or insolvent or breaches a material provision hereof and does not commence to remedy such breach within thirty (30) calendar days of being given written notice by the DISTRIBUTOR, the DISTRIBUTOR may terminate this Contract in whole or in part effective thirty (30) calendar days after such notice was given,

3. In regard to any orders already been made by DISTRIBUTOR before the expiration or termination of this Contract, this Contract shall fully remain in effect beyond the respective expiration or termination date. The foregoing shall not apply, if this Contract is terminated by PRINCIPAL due to DISTRIBUTOR's bankruptcy or insolvency. However, PRINCIPAL should be listed in the No. 1 position of DISTRIBUTOR's liquidation to make up PRINCIPAL's loss brought by contract termination between two parties.

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XII. Claims

1. Within 15 days after the arrival of the Products at final CIF Port destination should the specification, quantity or appearance of the modules be found, not to be in conformity with the stipulations of this Contract, except for those claims for which the insurance company or the owners of the vessel are liable, the DISTRIBUTOR shall, based on the Inspection Certificate issued by an office of the Authorized Administration of Import and Export Commodities Inspection of the importing country, negotiate with PRINCIPAL to either claim replacement with new Products (in case of total failure), or financial compensation limited to the cost of the Products in question.

3. The PRINCIPAL, upon verification of the DISTRIBUTOR's claim, shall be responsible for complete or partial replacement of the commodity or shall devaluate the Products according to the state of defects.

4. The PRINCIPAL shall not be held responsible for the delay in shipment or non-delivery of the Products, or for failure to manufacture, deliver or perform due to the acts of the DISTRIBUTOR including failure of the DISTRIBUTOR to supply to the PRINCIPAL in a timely manner with all necessary information, required sample parts or other specified items required by PRINCIPAL to design, manufacture and test the Product.

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XIII. Force Majeure

The PRINCIPAL shall not be held responsible for the delay in shipment or non-delivery of the due to Force Majeure, such as war, severe fire, flood, typhoon, earthquake, labour strike or riots which might occur during the process of manufacturing or in the course of transportation, loading or transit, or such Force Majeure at any key suppliers of the PRINCIPAL; The PRINCIPAL shall inform the DISTRIBUTOR immediately of the occurrence of an instant mentioned above and within fifteen days thereafter, the PRINCIPAL shall send by fax or e-mail or courier to the DISTRIBUTOR for their acceptance a certificate of the accident issued by the relevant government authority where the incident occurred as evidence thereof. Under such circumstances, the PRINCIPAL, however, shall still be under the obligation of taking all necessary measures to hasten the delivery of the Products.

XIV. Choice-of-Law Clause

All matters relevant to this Contract shall be governed by and interpreted in accordance with the laws of the State of California and of the United States without giving effect to the doctrine of conflict of laws.

XV. Taxes and Duties

All taxes and duties in connection with the execution of this Contract shall be paid as follows:

1. Charged by the Chinese government or bank shall be borne by the PRINCIPAL.

2. Charged by the government or bank of the importing country shall be borne by the DISTRIBUTOR.

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XVI. PRINCIPAL Standard Warranty Statement and Conditions of Sales

PRINCIPAL standard warranty statement and conditions of sales should apply to any issues not specifically covered by this Contract.

XVII. Entire Contract and Amendments

1. In respect of the this Contract and without consideration of the subsequent purchase order or conditions of sale for each separate sale, this Contract including EXHIBIT I shall constitute an integral part of the entire Contract between the Parties with regard to its subject matter. This Contract shall supersede all other prior oral or written Contracts between the Parties hereto.

2. Any amendments to, or modifications of this Contract shall become effective only when in writing and signed by the Parties.

3. Headings of this Contract are only for the purpose of reference, and have no influence to the interpretation of this Contract.

XVIII. Severability Clause

In the event any provision of this Contract proves unenforceable or invalid for whatever reason, the remaining provisions of this Contract shall be unaffected by such holding, but remain in full force and effect.

IN WITNESS THEREOF, this Contract is made in English and signed by both Parties in two original copies, each Party holds one copy. This Contract is effective from the date both Parties have signed.

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XIX. Others.

Parties should communicate and exchange customer info per month.

/s/ CEEG SST.
Location, Date, Stamp and Signature of CEEG SST.

/s/ Sunvalley Solar, Inc.
Location, Date, Stamp and Signature of Sunvalley Solar, Inc

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Exhibit I

Minimum Turnover;

Not less than 3, 000,000 Watts per year during the effective period of this Contract.